Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-57801, 33-55285, 333-24955, 333-21867, and 333-26621 on Form S-3, Registration Statement No. 33-57485 on Form S-4,  and Registration Statement Nos. 33-57375,
333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482, 333-74216 on Form S-8 of our reports dated February 25, 2008, relating to the consolidated financial statements and financial statement schedule of Tenet Healthcare Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109”, effective January 1, 2007), and the effectiveness of Tenet Healthcare Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tenet Healthcare Corporation for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Dallas, TX

February 25, 2008